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[GOODWIN PROCTOR LOGO]          Goodwin Procter LLP        T: 617.570.1000
                                Counsellors at Law         F: 617.523.1231
                                Exchange Place             goodwinprocter.com
                                Boston, MA 02109

April 28, 2005

ING Variable Portfolios, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, Arizona  85258

Re:   ING Variable Portfolios, Inc.
      Post-Effective Amendment No. 25 to Registration Statement on Form N-1A File Nos. 333-05173; 811-7651

Ladies and Gentlemen:

As counsel to ING Variable Portfolios, Inc., a Maryland corporation (the "Company"), we have been asked to render our opinion with respect to the issuance of Adviser Class shares of stock of the Company (the "Shares"), par value $.001 per share, representing interests in the ING VP Growth Portfolio, ING VP International Equity Portfolio and ING VP Value Opportunity Portfolio, series of the Company (the "Series"), as more fully described in the prospectus and statement of additional information contained in Post-Effective Amendment No. 25 to the Company's Registration Statement on Form N-1A (the "Registration Statement").

We have examined such records, documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinion set forth below. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents. In addition, we have assumed that the number of Shares issued and outstanding at any time with respect to the Series shall not exceed 300,000,000.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the prospectus and statement of additional information relating to the Shares as in effect at the time of such issuance and sale, will be validly issued, fully paid and non-assessable by the Company.

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ING Variable Portfolios, Inc.
April 28, 2005
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm as legal counsel for the Company in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


Sincerely,

/s/ Goodwin Procter LLP

GOODWIN PROCTER  LLP